FS KKR Capital Corp. II 8-K

Exhibit 99.1

FS KKR Capital Corp. II Announces Third Quarter 2020 Results and

Declares Distribution for Fourth Quarter

PHILADELPHIA, PA, November 9, 2020 – FS KKR Capital Corp. II (NYSE: FSKR), a leading publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its financial and operating results for the quarter ended September 30, 2020, and that its board of directors has declared a fourth quarter 2020 distribution totaling $0.55 per share.

Financial and Operating Highlights for the Quarter Ended September 30, 2020(1)

●	Net investment income of $0.52 per share, compared to $0.44 per share for the quarter ended June 30, 2020
●	Total net realized and unrealized gain of $0.35 per share, compared to a total net realized and unrealized loss of $0.31 per share for the quarter ended June 30, 2020
●	Paid cash distributions to stockholders totaling $0.55 per share(2)
●	Total purchases of $264 million versus $309 million of sales and repayments, including $95 million of sales to its joint venture Credit Opportunities Partners, LLC, or COP
●	Net asset value of $24.66 per share, compared to $24.22 per share as of June 30, 2020

Commenting on the company’s performance, CEO & Chairman Michael C. Forman stated, “As our investment pipeline continues to build we are pleased to have closed approximately $743 million of new investments between July and November resulting in continued growth in our net investment income on a per share basis. As such, our board has declared a fourth quarter dividend of $0.55 per share. In addition to our strong operating performance, we are pleased with our quarter-over-quarter increase in net asset value per share of 1.8%. As we move into the fourth quarter we are encouraged by the performance metrics we are seeing across our investment portfolio.”

Declaration of Distribution for Fourth Quarter 2020

FSKR’s board of directors has declared a cash distribution for the fourth quarter of $0.55 per share, which will be paid on or about January 5, 2021 to stockholders of record as of the close of business on December 16, 2020.

Summary Consolidated Results

	Three Months Ended
(dollars in millions, except per share data) (all per share amounts are basic and diluted)(1)	September 30, 2020	June 30, 2020	March 31, 2020
Total investment income	$172	$168	$195
Net investment income	90	75	93
Net increase (decrease) in net assets resulting from operations	149	22	(708)

Net investment income per share	$0.52	$0.44	$0.55
Total net realized and unrealized gain (loss) per share	$0.35	$(0.31)	$(4.72)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$0.87	$0.13	$(4.17)
Stockholder distributions per share(2)	$0.55	$0.60	$0.60
Net asset value per share at period end	$24.66	$24.22	$24.68
Weighted average shares outstanding	171,801,325	171,598,176	169,594,825
Shares outstanding, end of period	170,597,301	172,862,454	169,594,825

(dollar amounts in millions)	As of September 30, 2020	As of December 31, 2019
Total fair value of investments	$7,331	$8,591
Total assets	7,750	8,970
Total stockholders’ equity	4,207	4,996

Portfolio Highlights as of September 30, 2020

●	Total fair value of investments was $7.3 billion of which 77% was invested in senior secured securities.

●	Weighted average annual yield on accruing debt investments(4) was 8.6%, compared to 8.7% as of June 30, 2020.

●	Weighted average annual yield on all debt investments(4) was 7.5%, compared to 7.4% as of June 30, 2020.

●	Exposure to the top ten largest portfolio companies by fair value was 26% as of September 30, 2020, compared to 26% as of June 30, 2020.

Total Portfolio Activity

	Three Months Ended
(dollar amounts in millions)	September 30, 2020	June 30, 2020	March 31, 2020
Purchases	$264	$150	$1,317
Sales and redemptions	(309)	(335)	(1,643)
Net portfolio activity	$(45)	$(185)	$(326)
Sales to COP	95	—	253
Adjusted net portfolio activity	$50	$(185)	$(73)

Portfolio Data		As of September 30, 2020	As of December 31, 2019
Total fair value of investments		$7,331	$8,591
Number of Portfolio Companies		160	213
% of Investments on Non-Accrual (based on fair value)(5)		4.2%	2.1%

Asset Class (based on fair value)
Senior Secured Loans — First Lien		66.9%	66.6%
Senior Secured Loans — Second Lien		8.6%	9.4%
Other Senior Secured Debt		1.0%	2.7%
Subordinated Debt		2.3%	5.7%
Asset Based Finance		8.8%	5.6%
Credit Opportunities Partners, LLC		8.2%	5.9%
Equity/Other		4.2%	4.1%

Interest Rate Type (based on fair value)
% Variable Rate Debt Investments		72.3%	72.9%
% Fixed Rate Debt Investments		9.1%	14.7%
% Other Income Producing Investments		10.6%	6.9%
% Non-Income Producing Investments(6)		3.8%	3.4%
% of Investments on Non-Accrual(5)		4.2%	2.1%

Leverage and Liquidity as of September 30, 2020

●	Net debt to equity ratio(7) of 73%, based on $3.3 billion in total debt outstanding, $140 million of cash and foreign currency and $78 million of net receivable for investments sold and repaid and stockholders’ equity of $4.2 billion. FSKR’s weighted average effective interest rate (including the effect of non-usage fees) was 3.11%.
●	Cash and foreign currency of $140 million and availability under its financing arrangements of $1,622 million, subject to borrowing base and other limitations.

Conference Call Information

FSKR will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, November 10, 2020, to discuss its third quarter 2020 financial and operating results. All interested parties are welcome to participate. Interested parties can access the conference call by dialing (833) 519-1290 and using the conference ID 6695499 approximately 10 minutes prior to the call. The conference call also will be webcast, which can be accessed from the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

A replay of the call will be available shortly after the end of the call for a period of 30 days following the call by visiting the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSKR’s website at www.fskkradvisor.com/fskr under Events + presentations.

About FS KKR Capital Corp. II

FS KKR Capital Corp. II (NYSE: FSKR) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSKR seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSKR is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com/fskr.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15 billion in assets under management as of September 30, 2020. The BDCs managed by FS/KKR are FS KKR Capital Corp. (NYSE: FSK) and FSKR.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL, Washington, DC and Leawood, KS. Visit www.fsinvestments.com to learn more.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSKR. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSKR’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSKR’s operating area, and the price at which shares of FSKR’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSKR makes with the SEC. FSKR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSKR. The information contained in this press release is summary information that is intended to be considered in the context of FSKR’s SEC filings and other public announcements that FSKR may make, by press release or otherwise, from time to time. FSKR undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSKR, or information about the market, as indicative of FSKR’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSKR’s quarterly report on Form 10-Q for the quarter ended September 30, 2020, which FSKR filed with the U.S. Securities and Exchange Commission (the SEC) on November 9, 2020, as well as FSKR’s other reports filed with the SEC. A copy of FSKR’s quarterly report on Form 10-Q for the quarter ended September 30, 2020 and FSKR’s other reports filed with the SEC can be found on FSKR’s website at www.fskkradvisor.com/fskr and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSKR’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSKR intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSKR’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSKR may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSKR’s common stock, and borrowings. FSKR has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Income Statement ($amounts in millions, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Investment income
Interest income	$117	$89	$385	$288
Paid-in-kind interest income	12	5	33	9
Fee income	5	5	27	19
Dividend and other income	10	1	12	1
From non-controlled/affiliated investments:
Interest income	2	6	8	16
Paid-in-kind interest income	3	2	11	7
Fee income	—	—	—	0
From controlled/affiliated investments:
Interest income	1	—	4	—
Paid-in-kind interest income	1	—	2	—
Dividend and other income	21	—	53	—
Total investment income	172	108	535	340

Operating expenses
Management fees	28	17	90	52
Subordinated income incentive fees	22	5	64	25
Administrative services expenses	2	2	5	3
Stock transfer agent fees	0	0	2	2
Accounting and administrative fees	1	0	2	1
Interest expense	26	24	101	79
Listing advisory fees	—	—	7	—
Other general and administrative expenses	3	1	6	3
Total operating expenses	82	49	277	165
Net investment income	90	59	258	175

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(131)	(8)	(382)	(49)
Non-controlled/affiliated investments	(120)	0	(229)	0
Controlled/affiliated investments	(1)	—	(1)	—
Net realized gain (loss) on total return swap	(1)	—	(2)	—
Net realized gain (loss) on foreign currency forward contracts	—	—	0	—
Net realized gain (loss) on interest rate swaps	(5)	0	(11)	0
Net realized gain (loss) on foreign currency	(13)	1	(12)	1
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	275	(80)	(176)	(38)
Non-controlled/affiliated investments	26	5	14	14
Controlled/affiliated investments	28	—	7	—
Net change in unrealized appreciation (depreciation) on total return swap	2	—	4	—
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	—	—	1	—
Net change in unrealized appreciation (depreciation) on interest rate swaps	5	(2)	(25)	(12)
Net change in unrealized gain (loss) on foreign currency	(6)	3	17	1
Total net realized and unrealized gain (loss)	$59	$(81)	$(795)	$(83)
Net increase (decrease) in net assets resulting from operations	$149	$(22)	$(537)	$92

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)(1)	$0.87	$(0.27)	$(3.14)	$1.13
Weighted average shares outstanding(1)	171,801,325	81,836,620	171,012,966	81,325,701

Balance Sheet ($amounts in millions, except per share data)	September 30, 2020
	(Unaudited)	December 31, 2019
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$6,862 and $8,004, respectively)	$6,352	$7,670
Non-controlled/affiliated investments (amortized cost—$425 and $478, respectively)	317	356
Controlled/affiliated investments (amortized cost—$649 and $559, respectively)	662	565
Total investments, at fair value (amortized cost—$7,936 and $9,041, respectively)	7,331	8,591
Cash	134	163
Foreign currency, at fair value (cost—$6 and $4, respectively)	6	4
Collateral held at broker for open interest rate swap contracts	54	44
Due from counterparty	—	45
Receivable for investments sold and repaid	110	23
Income receivable	99	84
Deferred financing costs	14	12
Unrealized appreciation on foreign currency forward contracts	0	—
Prepaid expenses and other assets	2	4
Total assets	$7,750	$8,970

Liabilities
Payable for investments purchased	$32	$37
Debt (net of deferred financing costs of $0 and $0, respectively)	3,288	3,809
Stockholder distributions payable	94	—
Management fees payable	28	35
Subordinated income incentive fees payable	22	11
Administrative services expense payable	2	3
Interest payable	15	30
Unrealized depreciation on foreign currency forward contracts	0	1
Unrealized depreciation on total return swap	—	4
Unrealized depreciation on interest rate swaps	54	29
Other accrued expenses and liabilities	8	15
Total liabilities	3,543	3,974
Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 900,000,000 shares authorized, 170,597,301 and 169,594,825 shares issued and outstanding, respectively	—	1
Capital in excess of par value	5,842	5,794
Retained earnings (accumulated deficit)	(1,635)	(799)
Total stockholders’ equity	4,207	4,996
Total liabilities and stockholders’ equity	$7,750	$8,970
Net asset value per share of common stock at period end(1)	$24.66	$29.44

1)

Per share data was derived by using the weighted average shares of FSKR’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding. Share and per share amounts have been adjusted on a retroactive basis to reflect FSKR’s 4 to 1 reverse split of its shares of common stock (the Reverse Stock Split), which became effective on June 10, 2020.

2)

The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period. The amount of each per share distribution has been retroactively adjusted to reflect the Reverse Stock Split.

3)	See FSKR’s quarterly report on Form 10-Q for the three months ended September 30, 2020 for a description of FSKR’s investment strategies, including its definition of “direct originations.”
4)

See FSKR’s quarterly report on Form 10-Q for the three months ended September 30, 2020 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

5)	Interest income is recorded on an accrual basis. See FSKR’s quarterly report on Form 10-Q for the three months ended September 30, 2020 for a description of FSKR’s revenue recognition policy.
6)	Does not include investments on non-accrual status.

7)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.